UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 10, 2006

                                  CKRUSH, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                         0-25563                65-0648808
(State or other jurisdiction of      (Commission File         (IRS Employer
incorporation or organization)            Number)           Identification No.)

1414 Avenue of the Americas, Suite 406
New York, New York                                                  10019
(Address of principal executive offices)                         (Zip Code)

                                 (212) 755-1944
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 10, 2006, we entered into three agreements with Cedric Kushner, who resigned as an officer and director on February 14, 2006.

SETTLEMENT AGREEMENT

     Kushner is entitled to no salary, benefits or severance as of his resignation date, February 14, 2006. We will repay indebtedness owed to Kushner of $263,000, with interest at 5%, at the rate of $10,000 per quarter, plus a pro rata portion of amounts paid to certain other creditors of ours, plus 50% of our net revenue up to $100,000 from ours promotional agreement with James McCline. The remaining balance of the note, if any, is due on December 31, 2008.

     We will indemnify Kushner for any liability resulting from his service as a director or officer, subject to the limitations of the Delaware corporate statute, and for any obligations of ours that he guaranteed personally.

     Kushner will be subject to confidentiality obligations but not to any covenant not to compete. Subject to the foregoing the parties exchanged mutual releases.

LEASE AND LIBRARY AGREEMENT

     Our office at 1414 Avenue of the Americas will be subleased to a company owned by Kushner, at the same rent payable by Ckrush to the landlord. The Company is transferring its library of boxing videos to Kushner for $250,000.

CONSULTING AGREEMENT

     We serve as the promoter of a boxer, David Tua, and Kushner will consult with us, through Cedric Kushner Boxing, Inc. with respect to such promotion in exchange for 50% of the net proceeds earned from a promotion agreement regarding Tua, after first repaying $400,000 owed to investors.


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
ITEM 8.01.  OTHER EVENTS

     Subsequent to the completion of the agreements with Cedric Kusher that are summarized above, MLC Consultants, LLC, purchased a total of 19,447,255 shares of our common stock from Mr. Kushner. On April 12, 2006, we issued 2,937,500 shares of common stock to MLC and 1,171,875 shares to an individual investor for a purchase price of $.128 per share or $500,000 in the aggregate. The shares were issued without registration under the Securities Act of 1933, as amended, pursuant to SEC Rule 506, and we intend to use the proceeds for working capital purposes. In addition, our president, Jeremy Dallow, purchased 339,788.66 shares of our Series D Preferred Stock from Mr. Kushner. As previously reported, our Board of Directors has eliminated the liquidation preference from the terms of our Series D.


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
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

  Exhibit Number    Description
  --------------    -----------


        10.1        Settlement Agreement among Ckrush,  Inc., Big Content,  Inc.
                    and Cedric Kushner, dated March 31, 2006 and effective April 10, 2006

        10.2 Lease and Library Agreement among Ckrush, Inc., Big Content, Inc., Cedric Kushner Media, Inc. and Cedric Kushner, dated March 31, 2006 and effective April 10, 2006

        10.3 Consulting Agreement between Ckrush, Inc. and Cedric Kushner Boxing, Inc. dated March 31, 2006 and effective April 10, 2006


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
                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 14, 2006                      CKRUSH, INC.
                                            (Registrant)


                                            By:  /s/ Roy Roberts
                                                 ----------------
                                                 Roy Roberts, CEO

                                  EXHIBIT INDEX

   Exhibit Number      Description                                        Page
  ----------------     ------------                                       -----


       10.1           Settlement   Agreement  among  Ckrush,  Inc.,  Big
                      Content, Inc. and Cedric Kushner, dated March 31, 2006 and effective April 10, 2006

       10.2 Lease and Library Agreement among Ckrush, Inc., Big Content, Inc., Cedric Kushner Media, Inc. and Cedric Kushner, dated March 31, 2006 and effective April 10, 2006

       10.3 Consulting Agreement between Ckrush, Inc. and Cedric Kushner Boxing, Inc. dated March 31, 2006 and effective April 10, 2006